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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Cityscape Financial Corp.:

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report, dated March 27, 1996, which report appears in the Annual Report on Form 10-K for the year ended December 31, 1996 relating to Cityscape Financial Corp. and its subsidiaries.

s/ BDO STOY HAYWARD
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BDO STOY HAYWARD
London, England
September 18, 1997